UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2017

Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11601 North Galayda Street
Houston, TX 77086
(Address of principal executive offices)

(281) 598-1230
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
LTIP Awards
On February 8, 2017, the Compensation Committee and Board of Directors of Independence Contract Drilling, Inc. (“ICD”) approved grants of restricted stock units to ICD’s non-employee directors and restricted stock units and performance-based stock units to ICD’s named executive officers (“NEOs”). Restricted stock units granted to directors vest over a one year period while restricted stock units granted to NEOs vest annually over a three year period in 1/3 increments. Each non-employee director was granted 17,036 restricted stock units. Performance based stock units granted to NEOs were issued based upon three separate performance criteria: (1) total shareholder return (“TSR Units”), (2) operational uptime (“Utilization Units”) and (3) total recordable incident rate (“Safety Units”), with earned units cliff vesting on the third anniversary of the date of grant. The following chart summarizes the number of restricted stock units granted to each NEO as well as the target and maximum number of shares that may be issuable under each of the performance-based unit awards units:

Executive	Time Based Restricted Stock Units	TSR Units		Utilization Units		Safety Units
		Target	Max	Target	Max	Target	Max
Byron Dunn President & Chief Executive Officer	190,324	27,189	54,378	27,189	54,378	27,189	54,378
Philip A. Choyce Executive Vice President & Chief Financial Officer	79,459	11,351	22,702	11,352	22,704	11,351	22,702
Chris Menefee Vice President - Business Development	29,217	4,083	8,166	4,083	8,166	4,083	8,166
The number of shares, if any, that may be issued upon vesting of the TSR Units is based upon ICD’s total shareholder return (“TSR”) relative to the TSR of a peer group of eight energy services companies measured over a one-year (February 8, 2017 through February 7, 2018), two-year (February 8, 2017 through February 7, 2019) and three-year (February 8, 2017 through February 7, 2020) performance period. Each of the peer group companies and ICD are ranked based upon their respective total shareholder return. Target is achieved if ICD ranks at the midpoint (5th) of the combined peer group/ICD list and maximum payout is achieved if ICD ranks in the top two of the combined peer group/ICD list.
The number of shares, if any, that may be issued upon vesting of the Utilization Units is based upon ICD’s aggregate fleetwide uptime compared to a targeted uptime percentage predetermined by the Committee over three one-year performance periods (calendar year 2017, calendar year 2018 and calendar year 2019). Uptime is equal to total rig operating days (less downtime days) during the period divided by total operating days in the period.
The number of shares, if any, that may be issued upon vesting of the Safety Units is based upon ICD’s aggregate TRIR (total recordable incident rate) compared to an industry metric over three one-year performance periods (calendar year 2017, calendar year 2018 and calendar year 2019). The industry metric utilized by the Committee will be the IADC published U.S. land-based TRIR rate for the corresponding period or such other industry source as the Committee determines in its discretion. Target is reached if the Company achieves the industry average and maximum payout is reached if the Company’s TRIR during the performance period is equal to 90% or less of the industry average for the period.
The foregoing description in this Item 5.02 is qualified in its entirety by reference to the full text of the form of the 2016 TSR Performance Unit Agreement, 2016 Safety Performance Unit Award Agreement, 2016 Utilization Performance Award Agreement, Time-Based Restricted Stock Unit Award Agreement and Director Restricted Stock Unit Award Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and are incorporated herein by reference.

Annual Incentive Compensation Payments

Subject to satisfactory completion of the Company’s 2016 annual audit, the Compensation Committee of the Board of Directors also approved the payment of annual incentive payments to the NEOs based upon ICD performance compared to predetermined objective measures tied to targeted adjusted EBITDA, targeted safety (TRIR) and targeted rig utilization, as well as performance compared to personal objectives. For Mr. Dunn, Mr. Choyce and Mr. Menefee, the approved amounts were $431,282, $193,240 and $86,538, respectively.97802.2
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of the Exhibits
10.1	Form of 2016 TSR Performance Unit Award Agreement
10.2	Form of 2016 Safety Performance Unit Award Agreement
10.3	Form of 2016 Utilization Performance Unit Award Agreement
10.4	Form of Time Based Restricted Stock Unit Agreement
10.5	Form of Director Restricted Stock Unit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: February 14, 2017	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description of the Exhibits
10.1	Form of 2016 TSR Performance Unit Award Agreement
10.2	Form of 2016 Safety Performance Unit Award Agreement
10.3	Form of 2016 Utilization Performance Unit Award Agreement
10.4	Form of Time Based Restricted Stock Unit Agreement
10.5	Form of Director Restricted Stock Unit Agreement